UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consulting Agreement with Paul M. Neylon

On August 14, 2006, Briggs & Stratton Corporation (the “Company”) entered into a consulting agreement with Paul M. Neylon, Senior Vice President - Operations of the Company. Mr. Neylon will be retiring on August 31, 2006, at which time the consulting agreement will become effective.

The consulting agreement will be effective from September 1, 2006 through December 31, 2007. Under the agreement, Mr. Neylon will advise the Company and provide certain consulting services (as set forth in the consulting agreement), when and as requested by the Company. In consideration for the services performed by Mr. Neylon, he will be paid a fee of $25,416.67 per month, plus reasonable travel and living expenses payable at the end of each month. As an independent contractor, Mr. Neylon will be responsible for his own insurance and applicable federal and state taxes.

The consulting agreement restricts Mr. Neylon from competing with the Company during the term of the consulting agreement and for two years after its expiration, and from disclosing confidential information concerning the Company during and after the term.

This description of the consulting agreement does not purport to be complete and is qualified in its entirety by reference to the consulting agreement, which is attached as Exhibit 10.5 hereto, and is incorporated herein by reference.

Change in Aircraft Policy

On August 9, 2006 the Board of Directors approved a limit of 20 hours per calendar year for private use of the Company plane by the Chairman, President & Chief Executive Officer of the Company. This limit replaces a pre-existing limit established in April 2002 of $10,000 of out-of-pocket expense to the Company per calendar year. Under both the new and pre-existing limit, income is imputed to the executive in accordance with applicable IRS regulations, and the executive is responsible for federal and state taxes on the imputed income.

Amendment to Rights Agreement

On August 9, 2006, the Company amended the certain Rights Agreement between the Company and National City Bank, as Rights Agent, dated as of August 7, 1996, as amended through First Amendment to Rights Agreement dated and effective as of November 25, 2002 (as previously amended, the “Rights Agreement”), which provides, for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Shares”), one right to purchase (a “Right”) from the Company one-half of one Common Share at a price (the “Purchase Price”) of $80 per full share (after giving effect to the two-for-one stock split of the Common Shares effected as a 100% stock dividend effective October 29, 2004), subject to adjustment.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

The following is a description of the August 9, 2006 amendment to the Rights Agreement (as so amended, the “Amended Rights Agreement”). Such description is qualified in its entirety by reference to the full text of the Amended Rights Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

The Amended Rights Agreement modifies the definition of “Acquiring Person” by increasing the ownership threshold of outstanding Common Shares from 15% to 20%.

The Amended Rights Agreement also extends the “Final Expiration Date,” as defined therein, from August 19, 2006 to October 18, 2009.

The Amended Rights Agreement modifies the redemption provision to provide that in the event the Company receives a “Qualified Offer” (as summarized below and defined in the Amended Rights Agreement), the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders which may be requested between 60 and 80 business days following the commencement of a Qualified Offer by the holders of at least 10% of the Common Shares then outstanding (other than Common Shares held by the offeror or its affiliates or associates), for the purpose of voting on a resolution authorizing the redemption of the Rights. The special meeting must be held within 90 business days after the Company receives a request from shareholders to hold such special meeting. If a resolution to redeem the Rights is approved at the special meeting by a majority of the Common Shares outstanding and entitled to vote as of the record date for the Special Meeting (not giving effect to any affirmative votes cast by the offeror or any of its affiliates or associates), or if the special meeting is not held on or before the 90th business day after receipt of the request for such meeting, the Rights will be deemed redeemed effective immediately prior to the consummation of the Qualified Offer if and only if such Qualified Offer is consummated within 60 days after either the close of business on the 90th business day following receipt of the request for the special meeting of shareholders (if a special meeting is not held on or prior to such date) or the date on which the results of the vote on the redemption resolution at the special meeting are certified as official.

A “Qualified Offer” means an offer that has each of the following characteristics:

-      a fully financed all-cash tender offer or an exchange offer offering at least 70 percent cash and Common Shares of the offeror, in each such case for any and all of the outstanding Common Shares of the Company;

-      an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;

-      an offer whose per-share offer price (A) is greater than the highest reported market price for the Common Shares of the Company during the 24-month period immediately preceding the date on which the offer is commenced and (B) represents a reasonable premium above the average of the closing prices for the five trading days immediately preceding the date on which the offer is commenced;

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

-      an offer that (A) is accompanied by a written opinion of a nationally recognized investment banking firm that is addressed to the Company and the holders of Common Shares of the Company other than such Person and states that the price to be paid to such holders pursuant to the offer is fair from a financial point of view to such holders and includes any written presentation of such firm showing the analysis and range of values underlying such conclusions, which written opinion and any such presentation are updated and provided to the Company prior to the date such offer is consummated, and (B) within 20 business days after the commencement date of the offer (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors of the Company rendering an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Shares is either unfair or inadequate;

-      if the offer includes Common Shares of the offeror, an offer pursuant to which (A) the offeror shall permit a nationally recognized investment banking firm retained by the Board of Directors of the Company and legal counsel designated by the Company to have access to such offeror’s books, records, management, accountants and other appropriate outside advisers for the purposes of permitting such investment banking firm and such legal counsel to conduct a due diligence review of the offeror in order to permit such investment banking firm to be able to render an opinion to the Board of Directors of the Company with respect to whether the consideration being offered to the holders of the Common Shares of the Company is fair or adequate, and (B) within 10 business days after such investment banking firm shall have notified the Company and the offeror that it had completed the due diligence review to its satisfaction (or following completion of such due diligence review within 10 business days after any increase in the consideration being offered), such investment banking firm does not render an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Shares of the Company is either unfair or inadequate and such investment banking firm does not after the expiration of such 10 business day period render an opinion to the Board of Directors of the Company that the consideration being offered to the holders of the Common Shares of the Company has become either unfair or inadequate based on a subsequent disclosure or discovery of a development or developments that have had or are reasonably likely to have a material adverse affect on the value of the Common Shares of the offeror;

-      an offer that is subject only to the minimum tender condition described below and other usual and customary terms and conditions, which conditions shall not include any financing, funding or similar condition or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants and other outside advisers of the Company;

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

-      an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offer will remain open for at least 60 business days and, if a special meeting is duly requested under the redemption provisions, for at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the special meeting notice, for at least 10 business days following such 90 business day period;

-      an offer pursuant to which the Company has received an irrevocable written commitment by the offeror that the offer, it if is otherwise to expire prior thereto, will be extended for at least 20 business days after any increase in the price offered, and after any bona fide alternative offer is commenced;

-      an offer that is conditioned on a minimum of at least 90% of the outstanding Common Shares (other than Common Shares held by the offeror) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

-      an offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second step transaction whereby all Common Shares not tendered into the offer will be acquired at the same amount and form of consideration per share actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

-      an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the offer consideration, change the form of consideration offered, reduce the number of shares being sought, or otherwise change the terms of the offer in a way that is adverse to a tendering shareholder;

-      if the offer includes Common Shares of the offeror, (A) the offeror is a publicly owned United States corporation, and its Common Shares are freely tradable and are listed or admitted to trading on either the New York Stock Exchange or the Nasdaq National Market, (B) no shareholder approval of the offeror is required to issue such Common Shares, or, if required, such approval has already been obtained, (C) no Person beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, and (D) no other class of voting stock of the offeror is outstanding, and the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the 12 calendar months prior to the date of commencement of the offer;

-      an offer pursuant to which the Company has received an irrevocable written commitment of the offeror that the offeror will pay (or share with any other offeror) at least one-half of the Company’s costs of a special meeting requested with respect to such offer; and

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

-      an offer pursuant to which the Company has received an irrevocable written commitment of the offeror, that if the offer is not consummated, the offeror will not make any offer for or purchase any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of at least 85% of the outstanding Common Shares (other than Common Shares owned by such offeror).

In connection with the Board’s approval of the Amended Rights Agreement, it currently intends to ask shareholders at the October 18, 2006 annual meeting of shareholders to vote on a non-binding ratification proposal with respect to the Amended Rights Agreement. Further information regarding the proposal will be included in the Company’s annual meeting proxy statement.

This Current Report on Form 8-K is not intended to be a solicitation of proxies in connection with the annual meeting.

ITEM 3.03.   MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 above under the heading “Amendment to Rights Agreement” is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       Not applicable

(b)      Not applicable

(c)       Not applicable

(d)      Exhibits. The following exhibits are being filed herewith:

10.5	Consulting Agreement entered into on August 14, 2006, between Briggs & Stratton Corporation and Paul M. Neylon

10.6

Rights Agreement, dated as of August 7, 1996 (as amended through August 9, 2006) (the “Amended Rights Agreement”), between Briggs & Stratton Corporation (the “Company”) and National City Bank (the “Rights Agent”).

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: August 15, 2006	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

EXHIBIT INDEX

Exhibit No.	Description
10.5	Consulting Agreement entered into on August 14, 2006, between Briggs & Stratton Corporation and Paul M. Neylon

10.6

Rights Agreement, dated as of August 7, 1996 (as amended through August 9, 2006) (the “Amended Rights Agreement”), between Briggs & Stratton Corporation (the “Company”) and National City Bank (the “Rights Agent”).